Service Corporation International Announces First Quarter 2012 Financial Results

- Conference call on Thursday, April 26, 2012, at 9:00 a.m. Central Time.

HOUSTON, April 25, 2012 /PRNewswire/ -- Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the first quarter 2012. Our unaudited condensed consolidated financial statements can be found at the end of this press release. The table below summarizes our key financial results:

(In millions, except for per share amounts)	Three Months Ended March 31,
	2012	2011
Revenues	$602.5	$579.7
Operating income	$101.1	$97.2
Net income attributable to common stockholders	$48.0	$38.8
Diluted earnings per share	$0.22	$0.16
Earnings from continuing operations excluding special items(1)	$45.1	$41.0
Diluted earnings per share from continuing operations excluding special items(1)	$0.20	$0.17
Diluted weighted average shares outstanding	223.2	242.1
Net cash provided by operating activities	$95.8	$108.0

(1)

Earnings from continuing operations excluding special items and diluted earnings per share from continuing operations excluding special items are non GAAP financial measures. A reconciliation to net income and diluted earnings per share computed in accordance with GAAP can be found later in this press release under the heading "Non-GAAP Financial Measures".

Quarterly Highlights:
  Diluted earnings per share from continuing operations excluding special items increased 17.6% to $0.20 compared to $0.17 in the prior year quarter.
  Funeral gross profit increased by $0.7 million on higher revenues and effective cost management despite challenging funeral volumes and higher selling related expenses associated with preneed funeral sales production.  The gross margin percentage decreased to 23.6% from 24.3% as high margin comparable revenues were replaced by lower margin revenues from our recent Neptune acquisition.
  Cemetery gross profit increased $0.5 million, or 1.8%, and cemetery gross margin percentage was relatively flat. Strong recognized preneed sales production was largely offset by higher selling compensation costs related to current quarter preneed sales initiatives.
  Net cash provided by operating activities was $95.8 million in the current quarter compared to $108.0 million. The decrease was primarily due to higher net cash taxes and incentive compensation paid, both of which were within our expectations.

Tom Ryan, the Company's President and Chief Executive Officer, commented on the first quarter of 2012:

"We started the year off very strong by reporting solid improvement in earnings per share even in a challenging funeral volume environment. Continued favorable preneed sales production, higher average revenue per funeral service, effective cost containment and effective deployment of capital were keys to the first quarter success. We will focus on maintaining our momentum in preneed sales while continuing to enhance our customer experience, all the while developing a more productive operating platform. Finally, we will continue to utilize our free cash flow to grow the Company and enhance shareholder value."

REVIEW OF RESULTS FOR FIRST QUARTER 2012

Consolidated Segment Results

(In millions, except funeral services performed and average revenue per funeral service)	Three Months Ended March 31,
	2012	2011
Funeral
Funeral atneed revenue	$253.6	$261.7
Funeral recognized preneed revenue	134.2	124.9
Other funeral revenue(1)	36.5	21.8
Total funeral revenues	$424.3	$408.4

Gross profit	$100.0	$99.3
Gross margin percentage	23.6%	24.3%

Funeral services performed	74,706	72,968
Average revenue per funeral service	$5,191	$5,298

Cemetery
Cemetery atneed revenue	$58.1	$59.2
Cemetery recognized preneed revenue	96.9	89.7
Other cemetery revenue (2)	23.2	22.4
Total cemetery revenues	$178.2	$171.3

Gross profit	$27.6	$27.1
Gross margin percentage	15.5%	15.8%

(1)

Other funeral revenue consists primarily of General Agency revenues, which are commissions we receive from third-party insurance companies for life insurance policies or annuities sold to preneed customers for the purpose of funding preneed funeral arrangements. It also includes preneed sales of The Neptune Society (acquired June 3, 2011) that are delivered at the time of sale, including memorial merchandise and travel protection insurance.

(2)

Other cemetery revenue is primarily related to cemetery merchandise and service trust fund income, endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.

Comparable Funeral Results

The table below details comparable funeral results of operations ("same store") for the three months ended March 31, 2012 and 2011. We consider comparable operations to be those owned for the entire period beginning January 1, 2011 and ending March 31, 2012.

(Dollars in millions, except average revenue per funeral service and average revenue per contract sold)	Three Months Ended March 31,
	2012	2011
Comparable funeral revenue:
Atneed revenue	247.7	259.1
Recognized preneed revenue	129.9	124.5
Other funeral revenue(1)	25.7	21.8
Total comparable funeral revenues	$403.3	$405.4

Comparable gross profit	$98.5	$98.5
Comparable gross margin percentage	24.4%	24.3%

Comparable funeral services performed:
Preneed	24,913	24,661
Atneed	44,217	47,771
Total	69,130	72,432

Comparable average revenue per funeral service	$5,462	$5,296

Comparable preneed funeral production:
Sales	$154.8	$132.0
Total preneed funeral contracts sold	27,816	24,427
Average revenue per contract sold	$5,565	$5,404

(1)

Other funeral revenue consists primarily of General Agency revenues, which are commissions we receive from third-party insurance companies for life insurance policies or annuities sold to preneed customers for the purpose of funding preneed funeral arrangements.

  Comparable funeral revenues decreased $2.1 million driven by a decrease in the number of funeral services performed, partially offset by higher average revenue per funeral service and higher General Agency revenues.
  Comparable funeral gross profit of $98.5 million was flat compared to the prior year quarter as we were able to reduce fixed and variable costs to offset the revenue decline.
  Comparable funeral services performed decreased 4.6%, which we believe is consistent with trends experienced by other funeral service providers and industry vendors.
  The comparable average revenue per funeral service grew 3.1% over the prior year quarter. Excluding an unfavorable Canadian currency impact and a benefit from higher funeral trust fund income, the average revenue per funeral service grew approximately 3.2%, despite a 90 basis point increase in the cremation rate.
  The cremation rate increased to 45.0% in the first quarter of 2012 compared to 44.1% for the same period of 2011.
  Comparable preneed funeral sales production increased $22.8 million, or 17.3%, a strong improvement over the prior year quarter which also exceeded our forecast expectation. Comparable total funeral contracts sold increased 13.9% while average revenue per contract sold increased 3.0%. Preneed funeral sales are deferred and recognized as revenues in the future when the funeral service is performed.

Comparable Cemetery Results

The table below details comparable cemetery results of operations ("same store") for the three months ended March 31, 2012 and 2011. We consider comparable operations to be those owned for the entire period beginning January 1, 2011 and ending March 31, 2012.

(Dollars in millions)	Three Months Ended March 31,
	2012	2011
Comparable cemetery revenue:
Atneed revenue	$58.0	$58.7
Recognized preneed revenue	96.9	88.5
Other cemetery revenue(1)	23.0	22.1
Total comparable cemetery revenues	$177.9	$169.3

Comparable gross profit	$27.4	$26.9
Comparable gross margin percentage	15.4%	15.9%

Comparable preneed and atneed cemetery sales production:
Property	$109.1	$94.3
Merchandise and services	96.3	93.0
Discounts	(22.1)	(17.4)
Preneed and atneed cemetery sales production	$183.3	$169.9
Recognition rate (2)	85%	87%

(1)

Other cemetery revenue is primarily related to cemetery merchandise and service trust fund income, endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.

(2)	Represents the ratio of current period revenue recognition stated as a percentage of current period sales production.
  Comparable cemetery revenues increased $8.6 million, or 5.1%, primarily as a result of higher recognized preneed property revenues as well as higher trust fund income.
  Cemetery gross profit increased to $27.4 million compared to $26.9 million the prior year, while the gross margin percentage decreased to 15.4% compared to 15.9%. Higher recognized preneed revenues were largely offset by higher selling compensation costs related to current quarter preneed sales initiatives.
  Preneed and atneed cemetery sales production increased $13.4 million, or 7.9%. This exceeded our expectations and continues the strong performance trend we experienced throughout the prior year.

Other Financial Results

  General and administrative expenses decreased $2.9 million to $26.0 million in the first quarter of 2012. This decrease was primarily due to a reduction of $2.7 million in other professional fees.
  Other income increased by $3.2 million to $3.9 million during the first quarter of 2012, primarily due to a favorable foreign currency impact from liability settlements between the U.S. and Canadian subsidiaries.

Cash Flow and Capital Spending

  Net cash provided by operating activities decreased by $12.2 million to $95.8 million in the first quarter of 2012. The decrease was primarily due to an anticipated increase in net cash tax payments of $7.4 million. Additionally, we also experienced higher annual and long-term incentive compensation payments of $9.6 million resulting from improved financial performance and total shareholder returns.
  A summary of our capital expenditures is set forth below:
Capital Expenditures (In millions)	Three Months Ended March 31,
	2012	2011
Capital improvements at existing locations	$13.8	$14.2
Development of cemetery property	8.0	9.2
Construction of new funeral home facilities	1.6	1.7
Total capital expenditures	$23.4	$25.1

TRUST FUND RETURNS

Total trust fund returns include realized and unrealized gains and losses and dividends. A summary of our consolidated trust fund returns for the three ended March 31, 2012 is set forth below:

Three Months
Preneed Funeral	7.5%
Preneed Cemetery	8.4%
Cemetery Perpetual Care	3.8%
Combined Trust Funds	6.6%

NON-GAAP FINANCIAL MEASURES

Earnings from continuing operations excluding special items and diluted earnings per share from continuing operations excluding special items shown above are all non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting continuing operations. We also believe these measures help facilitate comparisons to our competitors' operating results.

Set forth below is a reconciliation of earnings from continuing operations excluding special items to our reported net income attributable to common stockholders and diluted earnings per share from continuing operations excluding special items to our GAAP diluted earnings per share. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

	Three Months Ended March 31,
(In millions, except diluted EPS)	2012		2011
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$ 48.0	$ 0.22	$ 38.8	$ 0.16
After-tax reconciling items:
Losses on divestitures and impairment charges, net	0.4	-	0.4	-
Acquisition and transition costs	-	-	0.6	-
Losses on early extinguishment of debt, net	-	-	0.2	-
Change in tax reserves	(3.3)	(0.02)	1.0	0.01
Earnings from continuing operations excluding special items	$ 45.1	$ 0.20	$ 41.0	$ 0.17

Diluted weighted average shares outstanding (in thousands)		223,212		242,052

Conference Call and Webcast

We will host a conference call on Thursday, April 26, 2012, at 9:00 a.m. Central Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in number is (617) 614-3529 with the passcode of 42274344. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through May 10, 2012 and can be accessed at (617) 801-6888 with the passcode of 22450453. Additionally, a replay of the conference call will be available on our website for approximately ninety days.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate" or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

  Our affiliated funeral and cemetery trust funds own investments in equity securities, fixed income securities, and mutual funds, which are affected by market conditions that are beyond our control.
  We may be required to replenish our affiliated funeral and cemetery trust funds in order to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
  Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
  Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
  If we lost the ability to use surety bonding to support our preneed funeral and preneed cemetery activities, we may be required to make material cash payments to fund certain trust funds.
  The funeral home and cemetery industry continues to be increasingly competitive.
  Increasing death benefits related to preneed funeral contracts funded through life insurance or annuity contracts may not cover future increases in the cost of providing a price-guaranteed funeral service.
  The financial condition of third-party insurance companies that fund our preneed funeral contracts may impact our future revenues.
  Unfavorable results of litigation could have a material adverse impact on our financial statements.
  Unfavorable publicity could affect our reputation and business.
  If the number of deaths in our markets declines, our cash flows and revenues may decrease.
  The continuing upward trend in the number of cremations performed in North America could result in lower revenues and gross profit.
  Our funeral home and cemetery businesses are high fixed-cost businesses.
  Regulation and compliance could have a material adverse impact on our financial results.
  Cemetery burial practice claims could have a material adverse impact on our financial results.
  A number of years may elapse before particular tax matters, for which we have established accruals, are audited and finally resolved.
  Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future goodwill impairments.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings included in our 2011 Annual Report on Form 10-K, which was filed February 13, 2012. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of deathcare products and services. At March 31, 2012, we owned and operated 1,419 funeral homes and 373 cemeteries (of which 214 are combination locations) in 43 states, eight Canadian provinces and the District of Columbia. Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:
Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088
Media:	Lisa Marshall - Managing Director / Corporate Communications	(713) 525-3066

SERVICE CORPORATION INTERNATIONAL CONSOLIDATED STATEMENT OF OPERATIONS (In thousands, except per share amounts)
	Three Months Ended March 31,
	2012	2011
Revenues	$602,506	$579,699
Costs and expenses	(474,939)	(453,253)
Gross profit	127,567	126,446
General and administrative expenses	(25,959)	(28,833)
Losses on divestitures and impairment charges, net	(490)	(420)
Operating income	101,118	97,193
Interest expense	(33,588)	(33,559)
Losses on early extinguishment of debt, net	-	(314)
Other income, net	3,905	674
Income from continuing operations before income taxes	71,435	63,994
Provision for income taxes	(23,120)	(24,065)
Net income	48,315	39,929
Net income attributable to noncontrolling interests	(290)	(1,165)
Net income attributable to common stockholders	$48,025	$38,764

Basic earnings per share	$0.22	$0.16
Diluted earnings per share	$0.22	$0.16

Basic weighted average number of shares	220,132	239,772
Diluted weighted average number of shares	223,212	242,052

SERVICE CORPORATION INTERNATIONAL CONSOLIDATED BALANCE SHEET (In thousands, except share amounts)
	March 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$113,831	$128,569
Receivables, net	96,376	103,892
Deferred tax assets	38,073	44,316
Inventories, net	25,438	25,513
Other	24,400	25,803
Total current assets	298,118	328,093
Preneed funeral receivables, net and trust investments	1,516,968	1,478,865
Preneed cemetery receivables, net and trust investments	1,712,976	1,595,940
Cemetery property, at cost	1,496,439	1,497,703
Property and equipment, net	1,619,157	1,618,361
Goodwill	1,358,182	1,361,493
Deferred charges and other assets	423,504	430,851
Cemetery perpetual care trust investments	1,050,081	1,016,506
	$9,475,425	$9,327,812
LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$347,823	$358,904
Current maturities of long-term debt	28,415	23,554
Income taxes	13,544	3,150
Total current liabilities	389,782	385,608
Long-term debt	1,858,984	1,861,116
Deferred preneed funeral revenues	566,449	575,546
Deferred preneed cemetery revenues	857,064	833,303
Deferred tax liability	414,810	405,615
Other liabilities	396,739	414,773
Deferred preneed funeral and cemetery receipts held in trust	2,558,446	2,424,356
Care trusts' corpus	1,048,056	1,015,300

Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 225,571,921 and 224,665,395 shares issued, respectively, and 217,097,274 and 222,955,853 shares outstanding, respectively	217,097	222,956
Capital in excess of par value	1,378,589	1,430,330
Accumulated deficit	(342,579)	(367,044)
Accumulated other comprehensive income	111,612	105,852
Total common stockholders' equity	1,364,719	1,392,094
Noncontrolling interests	20,376	20,101
Total equity	1,385,095	1,412,195
	$9,475,425	$9,327,812

SERVICE CORPORATION INTERNATIONAL CONSOLIDATED STATEMENT OF CASH FLOWS (In thousands)
	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net income	$48,315	$39,929
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on early extinguishment of debt, net	-	314
Depreciation and amortization	29,541	29,331
Amortization of intangible assets	6,149	6,354
Amortization of cemetery property	9,569	9,500
Amortization of loan costs	1,194	1,184
Provision for doubtful accounts	2,842	1,933
Provision for deferred income taxes	18,479	19,379
Loss on divestitures and impairment charges, net	490	420
Share-based compensation	2,574	2,253
Change in assets and liabilities, net of effects from acquisitions and divestitures:
Decrease in receivables	4,771	13,494
(Increase) decrease in other assets	(5,352)	1,386
Decrease in payables and other liabilities	(7,888)	(1,454)
Effect of preneed funeral production and maturities:
Decrease in preneed funeral receivables, net and trust investments	15,766	15,761
Decrease in deferred preneed funeral revenue	(7,735)	(19,398)
Decrease in deferred preneed funeral receipts held in trust	(10,069)	(8,942)
Effect of preneed cemetery production and deliveries:
Increase in preneed cemetery receivables, net and trust investments	(26,238)	(9,456)
Increase in deferred preneed cemetery revenue	15,948	11,750
Increase (decrease) in deferred preneed cemetery receipts held in trust	642	(5,643)
Other	(3,214)	(109)
Net cash provided by operating activities	95,784	107,986
Cash flows from investing activities:
Capital expenditures	(23,378)	(25,138)
Acquisitions	(804)	(10,513)
Proceeds from divestitures and sales of property and equipment, net	264	4,697
Other	1,176	3,567
Net cash used in investing activities	(22,742)	(27,387)
Cash flows from financing activities:
Proceeds from the issuance of long-term debt	907	-
Payments of debt	(497)	(710)
Early extinguishment of debt	-	(5,155)
Principal payments on capital leases	(6,084)	(5,639)
Proceeds from exercise of stock options	2,323	3,182
Purchase of Company common stock	(75,106)	(30,245)
Payments of dividends	(11,104)	(9,605)
Bank overdrafts and other	433	4,794
Net cash used in financing activities	(89,128)	(43,378)

Effect of foreign currency on cash and cash equivalents	1,348	2,240
Net (decrease) increase in cash and cash equivalents	(14,738)	39,461
Cash and cash equivalents at beginning of period	128,569	170,846
Cash and cash equivalents at end of period	$113,831	$210,307